Exhibit 10.1

This Voting Agreement dated as of July 23, 2012 (this “Agreement”), is made and entered into by and among the Estate of William Polk Carey (the “Estate”) and W. P. Carey & Co., Inc., a wholly-owned corporation of the Estate (“HoldCo,” and collectively with the Estate, the “Stockholders”), W. P. Carey and Co. LLC, a Delaware limited liability company (“W. P. Carey”), and, upon the completion of the W. P. Carey Conversion (as hereinafter defined), W. P. Carey Inc., a Maryland corporation and a wholly owned subsidiary of W. P. Carey (“NewCo REIT,” and together with W. P. Carey, the “Company”).

WHEREAS, W. P. Carey and NewCo REIT have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Conversion Agreement”), providing for, among other things, the merger of W. P. Carey with and into NewCo REIT (the “W. P. Carey Conversion”), with NewCo REIT succeeding to and continuing to operate the existing business of W. P. Carey;

WHEREAS, W. P. Carey, NewCo REIT, Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA15”), CPA 15 Holdco, Inc., a Maryland corporation and wholly-owned subsidiary of CPA15 (“CPA 15 Holdco”), CPA 15 Merger Sub Inc., an indirect subsidiary of NewCo REIT (“Merger Sub”), and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B.V., each a subsidiary of W. P. Carey, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger,” and together with the W. P. Carey Conversion, the “Transactions”) of CPA 15 Holdco with and into Merger Sub, with Merger Sub surviving the merger as an indirect subsidiary of NewCo REIT and CPA15 being a direct subsidiary of Merger Sub;

WHEREAS, the consummation of the Transactions is subject to certain conditions, including approval by the shareholders of W. P. Carey of both the W. P. Carey Conversion and the Merger;

WHEREAS, W. P. Carey has agreed to repurchase (the “Share Repurchase”) certain listed shares, no par value, of W. P. Carey (“W. P. Carey Listed Shares”) and shares of common stock, par value $0.001 per share, of NewCo REIT (“NewCo Common Stock” and, together with W. P. Carey Listed Shares, “Company Common Stock”) beneficially owned by the Stockholders; and

WHEREAS, in exchange for W. P. Carey and NewCo REIT agreeing to the Share Repurchase, each Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of Company Common Stock beneficially owned by such Stockholder and as set forth below such Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 7 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement as in effect on the date hereof.

2.	Representations of the Stockholders.

Each Stockholder represents and warrants to each of W. P. Carey and NewCo REIT that:

(a)	Other than as set forth on Schedule 2(a), (i) each Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of its Original Shares free and clear of all Liens, and (ii) except pursuant hereto, the Share Purchase Agreement (the “Share Purchase Agreement”) and the Registration Rights Agreement (the “Registration Rights Agreement”) entered into by the parties hereto on the date hereof, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any of its Original Shares and there are no voting trusts or voting agreements with respect to its Original Shares.

(b)	Each Stockholder does not beneficially own any shares of Company Common Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, set forth on the signature page of this Agreement (collectively, “Options”).

(c)	Each Stockholder has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully such Stockholder’s obligations hereunder (including the proxy described in Section 4(b) below). This Agreement has been duly and validly executed and delivered by each Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

(d)	None of the execution and delivery of this Agreement by each Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to such Stockholder or to such Stockholder’s property or assets.

(e)	No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of each Stockholder is required in connection with the valid execution and delivery of this Agreement.

(f)	There is no litigation pending against or, to the knowledge of each Stockholder, threatened against or affecting, such Stockholder or its Original Shares at law or in equity that could reasonably be expected to impair or adversely affect the ability of such Stockholder’s obligations hereunder.

(g)	Each Stockholder understands and acknowledges that W. P. Carey and NewCo REIT have agreed to the Share Repurchase in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

3.	Exemption from Stock Ownership Limits.

(a)	The obligations of the Stockholders contained in this Agreement are conditioned upon and subject to receipt by the Estate from the board of directors of NewCo REIT of an executed non-waivable exemption for the Estate to beneficially own up to eighteen percent (18%) of the aggregate outstanding shares of NewCo REIT or any other outstanding class or series of NewCo REIT’s stock. W. P. Carey and NewCo REIT shall cause such exemption to be executed and delivered to the Estate as expeditiously as reasonably practicable and in any event prior to the consummation of the Merger and such exemption shall be in accordance with Section 6.2.6 of the charter of NewCo REIT attached as an exhibit to Amendment No. 3 to Form S-4 filed on June 28, 2012.

(b)	W. P. Carey and NewCo REIT understand and acknowledge that the Estate has agreed to this Agreement in reliance upon their agreement to cause the execution and delivery of the exemption described in Section 3(a) above.

4.	Agreement to Vote Shares; Irrevocable Proxy.

(a)

Each Stockholder agrees during the term of this Agreement to vote its Shares, and to cause any holder of record of its Shares to vote the Shares, or to execute a written consent with respect to the Shares if stockholders of W. P. Carey or NewCo REIT are requested to vote their shares through the execution of an action by written consent in lieu of a meeting of stockholders: (i) in favor of (A) the adoption of the Conversion Agreement and approval of the W. P. Carey Conversion, and each of the actions contemplated by the Conversion Agreement and (B) the adoption of the Merger Agreement and approval of the Merger, and each of the actions contemplated by the Merger Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of W. P. Carey or NewCo REIT, as applicable, at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (A) any W. P. Carey Competing Transaction, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of W. P. Carey or NewCo REIT under the Conversion Agreement or the Merger Agreement, as applicable, or of Stockholder under this Agreement and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of W. P. Carey’s, NewCo REIT’s or Merger Sub’s conditions under the Conversion Agreement or the Merger Agreement, as applicable, or change in any manner the voting rights of any class of shares of W. P. Carey or NewCo REIT (in each case, including any amendments to the W. P. Carey LLC Agreement, W. P. Carey Bylaws, NewCo REIT Charter or NewCo REIT Bylaws).

(b)	Each Stockholder hereby appoints W. P. Carey and any designee of W. P. Carey, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to its Shares in accordance with Section 4(a) in the event that either (i) such Stockholder breaches any of its obligations under this Agreement, or (ii) such Stockholder fails to vote or act by written consent with respect to its Shares in accordance with Section 4(a) prior to or at the meeting of the stockholders of W. P. Carey or NewCo REIT, as applicable, at which the matters described in Section 4(a) are considered or the last date by which written consents with respect to such matters are required to be delivered in order to be effective. This proxy and power of attorney is given to secure the performance of the duties of each Stockholder under this Agreement. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by any Stockholder with respect to its Shares. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution or bankruptcy of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

5.	No Voting Trusts or Other Arrangement.

Each Stockholder agrees that such Stockholder will not, and will not permit any entity under such Stockholder’s control to, deposit any of its Shares in a voting trust, grant any proxies with respect to its Shares or subject any of its Shares to any arrangement with respect to the voting of its Shares other than agreements entered into with W. P. Carey without the prior written consent of W. P. Carey.

6.	Transfer and Encumbrance.

Each Stockholder agrees that during the term of this Agreement, such Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of its Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of its Shares or such Stockholder’s voting or economic interest therein, other than with respect to (i) the Share Repurchase, (ii) a pledge to a commercial bank in connection with a loan transaction, (iii) sales pursuant to Rule 144 under the Securities Act of 1933, as amended, or any successor provision of up to one percent (1%) of the outstanding shares of W. P. Carey Listed Shares in any three (3) month period or (iv) Transfers of up to 7.9% of the outstanding W. P. Carey Listed Shares to any purchaser so long as such purchaser agrees in writing (with the Company as a third party beneficiary of such agreement) to vote such Transferred shares in accordance with this Agreement. Any attempted Transfer of Shares or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit a Transfer of Shares by the Estate to any beneficiaries of William Polk Carey in accordance with Mr. Carey’s last will and testament; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to W. P. Carey, to be bound by all of the terms of this Agreement. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to its Shares and shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder’s successors, heirs, legal representatives, trustees, executors or assigns.

7.	Additional Shares.

Each Stockholder agrees that all shares of Company Common Stock that such Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute its Shares for all purposes of this Agreement.

8.	Waiver of Appraisal and Dissenters’ Rights.

To the extent applicable, each Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Transactions that it may have by virtue of ownership of its Shares.

9.	Documentation, Information and Communication.

Each of the parties hereto (i) consents and authorizes each of the other parties hereto to (A) publish and disclose in the Joint Proxy Statement/Prospectus, any Current Report on Form 8-K and any other documents required to be filed with the Securities and Exchange Commission or any regulatory authority in connection with the Transactions, such party’s identity and ownership of its Shares and the nature of its commitments, arrangements and understandings under this Agreement, as applicable, and (B) file this Agreement as an exhibit to any required filing with the Securities and Exchange Commission or any regulatory authority relating to the Transactions and (ii) agrees promptly to give to each of the other parties hereto any information that such party may reasonably require for the preparation of any such disclosure documents. Each party hereto agrees to promptly notify each of the other parties hereto of any required corrections with respect to any information supplied by it specifically for use in any disclosure document, if and to the extent that any shall become false or misleading in any material respect.

10.	Termination.

This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date of any material modification, waiver or amendment of the Conversion Agreement and/or the Merger Agreement, each as in effect on the date hereof, including without limitation the charter and bylaws of NewCo REIT attached as an exhibit to Amendment No. 3 to Form S-4 filed on June 28, 2012, that (A) adversely affects the Stockholders and (B) requires the resolicitation of proxies or the dissemination of any supplement or amendment to the Joint Proxy Statement/Prospectus to securityholders, and (iv) the failure by the Company to consummate a Repurchase in connection with the exercise of the First Sale Option (as defined in the Purchase Agreement) in accordance with and subject to the terms of the Purchase Agreement.

11.	Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

12.	Entire Agreement.

This Agreement, together with the Share Purchase Agreement and the Registration Rights Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provisions hereof by any of the parties hereto shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

13.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

If to W. P. Carey, NewCo REIT or Merger Sub, to:

W. P. Carey & Co. LLC

50 Rockefeller Plaza

New York, New York 10020

Attn: Chief Executive Officers and Chief Financial Officer

Fax: (212) 492-8922

with a copy to:

W. P. Carey & Co. LLC

50 Rockefeller Plaza

New York, New York 10020

Attn: Paul Marcotrigiano, Esq.

Fax: (212) 492-8922

with a further copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attn: Christopher P. Giordano, Esq.

Fax: (212) 884-8522

If to the Stockholders, to the address or facsimile number set forth for each Stockholder on the signature page hereof.

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Fax: (212) 530-5219

Attn: James S. Sligar, Esq.

          Charles J. Conroy, Esq.

14.	Miscellaneous.

(a)	This Agreement and all disputes hereunder shall be governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

(b)	Each party hereto hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York in the State of New York (or any appeals court thereof), for any action, claim, complaint, investigation, petition, suit or other proceeding, whether civil or criminal, in law or equity, or by or before any governmental authority (“Actions”) arising out of or relating to the transactions contemplated hereby, this Agreement or the breach, termination or validity thereof, (ii) agrees not to commence any Action relating to the transactions contemplated hereby or this Agreement except in such courts and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice, or document by U.S. registered mail or as otherwise provided in this Agreement shall be effective service of process for any Action brought in any such court, (iv) waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York and of the United States of America located in the County of New York in the State of New York (or any appeals courts thereof) and (v) agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

(c)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(C).

(d)	If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument, and such execution may be done by original signature or by email of a PDF document (with confirmation of transmission).

(f)	Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)	All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)	None of the parties to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that each of W. P. Carey and NewCo REIT may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates, but no such assignment shall relieve W. P. Carey or NewCo REIT of its obligations hereunder. Any assignment contrary to the provisions of this Section 14(h) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

W. P. CAREY & CO. LLC

By:	/s/ Mark J. DeCesaris
Name: Mark J. DeCesaris Title: Chief Financial Officer

W. P. CAREY INC.

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond Title: Chief Executive Officer

[Signature Page – Voting Agreement]

STOCKHOLDER: THE ESTATE OF WILLIAM POLK CAREY

By:	/s/ Francis J. Carey
	Name:	Francis J. Carey, as executor of the Estate of William Polk Carey

By:	/s/ Jan Kärst
	Name:	Jan Kärst, as executor of the Estate of William Polk Carey

Number of Shares of Company Common Stock:[1] 4,551,435

Number of Options Beneficially Owned as of the Date of this Agreement: 20,084

Number of Other Rights Beneficially Owned as of the Date of this Agreement: 36,800 PSU Grants

Street Address: c/o Jan Kärst 40 Sawmill Lane

City/State/Zip Code: Greenwich, CT 06830

Fax:

STOCKHOLDER: W. P. CAREY & CO., INC.

By:	/s/ Francis J. Carey
	Name:	Francis J. Carey, as a Director of W. P. Carey & Co., Inc.

By:	/s/ Jan Kärst
	Name:	Jan Kärst, as a Director of W. P. Carey & Co., Inc.

Number of Shares of Company Common Stock:[2] 7,114,735

Number of Options Beneficially Owned as of the Date of this Agreement: None.

Number of Other Rights Beneficially Owned as of the Date of this Agreement: None.

Street Address: 50 Rockefeller Plaza

City/State/Zip Code: New York, New York 10020

Fax:

[1]

This amount represents the shares of W. P. Carey Listed Shares Beneficially Owned by Stockholder as of the date of this Agreement, each of which shall be converted into one share of NewCo Common Stock upon the effective time of the W. P. Carey Conversion.

[2]

This amount represents the shares of W. P. Carey Listed Shares Owned by Stockholder as of the date of this Agreement, each of which shall be converted into one share of NewCo Common Stock upon the effective time of the W. P. Carey Conversion.

[Signature Page – Voting Agreement]

Schedule 2(a)

Encumbrances

The Estate of William Polk Carey has pledged approximately 749,670 W. P. Carey Listed Shares to Morgan Stanley in connection with a $10 million line of credit.